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                                                                   EXHIBIT 10.91

                          CONSOLIDATED RAIL CORPORATION

              LICENSE AGREEMENT FOR WIRE, PIPE AND CABLE TRANSVERSE
                      CROSSINGS AND LONGITUDINAL OCCUPATIONS

         THIS AGREEMENT, made this 21st day of August, 1992, between CONSOLIDATED RAIL CORPORATION, a Pennsylvania Corporation, party of the first part (hereinafter called "Railroad") and CAMDEN COGEN L.P., a Delaware Limited Partnership, as party of the second part (hereinafter called "Licensee").

WITNESSETH, that said Railroad (which when used herein shall include any lessor, successor or assignee of or operator over its railroad) insofar as it has the legal right and its present title permits, and in consideration of the covenants and conditions hereinafter stated on the part of Licensee to be kept and performed, hereby permits, Licensee to construct, maintain, repair, alter, renew, relocate and ultimately remove:

         One (1) 12-inch steel steam pipe and one (1) 4-inch steel condensation pipe through the lands and under and across and along the roadway and tracks of the Bulson Street Yard (off the Beesleys Point Secondary) of Railroad, Line Code 10-9902, between Valuation Station 67+30 +/- and Valuation Station 51+60 +/-, with a crossing under the tracks at Valuation Station 51+60 +/-, together with two (2) manholes, all of which is located between 120 feet north of and 1450 feet south of Mile Post 1 (M.P. 0.98 - 1.27) in the City of Camden, Camden County, New Jersey,


in accordance with construction plan no. 3108X001, Sheets 1, 2 and 3, Revised July 28, 1992, submitted by Licensee to and approved by the Chief Engineer of Railroad, incorporated herein by reference; also in accordance with current issues of Railroad Specifications Nos. CE 4 and/or CE 8; and shown on Plan No. C-3031, dated August 11, 1992, marked Exhibit "A", attached hereto and made a part of this Agreement, all and any part thereof being hereafter referred to as the "FACILITIES"; said license, however, shall be under and subject to the following terms, covenants and conditions as hereinafter recited, which are hereby accepted and agreed to, by Licensee, to wit:



                                             PREPARED BY: /s/ M.R. LATCH
                                                          ----------------------
                                                          M.R. Latch
                                                          Agreement Investigator


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         1. The Licensee shall pay to Railroad upon the execution hereof, the sum of Sixteen Thousand Three Hundred Forty Five Dollars ($16,345.00) as reimbursement for the rights granted in this Agreement.

         2. (a) The FACILITIES shall be located, constructed and maintained in exact accordance with said construction plans and for the purpose as outlined in Page 1. No departure shall be made at any time therefrom except upon permission in writing granted by the Chief Engineer of Railroad, or his designee, provided, however, that if any commission or other regulatory body duly constituted and appointed in compliance with the laws of the State in which the crossing or occupancy herein provided is situate, and having jurisdiction in the premises, has by ruling or other general order determined and fixed the manner and means of construction, maintenance, repair, alteration, renewal, relocation or removal thereof, then said ruling or general order shall prevail for the crossing or occupancy herein mentioned.

              (b) The work of constructing, maintaining, repairing, altering, renewing, relocating or removing the said FACILITIES shall be done under such general conditions as will be satisfactory to and approved by the Chief Engineer of Railroad, or his designee, and as will not interfere with the proper and safe use, operation and enjoyment of the property of Railroad. Licensee, at its own cost and expense, shall, when performing any work in connection with the FACILITIES, furnish any necessary inspectors, flagmen or watchmen to see that men, equipment and materials are kept a safe distance away from the tracks of Railroad.

              (c) In addition to, but not in limitation of any of the foregoing provisions, if at any time Railroad should deem inspectors, flagmen or watchmen desirable or necessary to protect its operations or property, or its employees, patrons or Licensees during the work of construction, maintenance, repair, alteration, renewal, relocation or removal of said FACILITIES, of Licensee, Railroad shall have the right to place such inspectors, flagmen or watchmen at the sole risk, cost and expense of Licensee, which covenants and agrees to bear the full cost and expense thereof and to promptly reimburse Railroad upon demand. The furnishing or failure to furnish inspectors, flagmen or watchmen by Railroad, however, shall not release Licensee from any and all other liabilities assumed by Licensee under the terms of this Agreement.

         3. If Licensee desires or is required, as herein provided, to revise, renew, add to or alter in any manner whatsoever the aforementioned FACILITIES, it shall submit plans to Railroad and obtain the written approval of the Chief Engineer of Railroad thereto before any work or alteration of the structure is performed and the term and


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conditions of this Agreement with respect to the original construction shall apply thereto. In that event, Railroad reserves the right to assess additional charges.

         4. (a) Licensee shall at all times be obligated to promptly maintain, repair and renew said FACILITIES; and shall, upon notice in writing from Railroad and requiring it so to do, promptly make such repairs and renewals thereto as may be required by Railroad; or Railroad, for the purpose of protecting and safeguarding its property, traffic, patrons or employees from damage or injury, may with or without notice to Licensee at any time make such repairs and renewals thereto and furnish such material therefor as it deems adequate and necessary, all at the sole cost and expense of Licensee.

            (b) In the event of an emergency, Licensee will take immediate steps to perform any necessary repairs, and in the event Licensee fails so to do, Railroad will perform said necessary repairs at the sole cost and expense of Licensee.

         5. (a) The supervision over the location of the construction work and inspection of the FACILITIES and the approval of the material used in construction, maintenance, repair, alteration, renewal, relocation and removal of the aforesaid FACILITIES covered by this Agreement shall be within the jurisdictional rights of Railroad.

            (b) The right of supervision over the location of the construction work and inspection of the FACILITIES from time to time thereafter by Railroad, shall extend for an appropriate distance on each side of the property of Railroad as the method of construction and materials used may have an important bearing upon the strength and stability of the FACILITIES over, under, upon or in the property of Railroad.

         6. Licensee shall comply with all Federal, State and local laws, and assume all cost and expense and responsibility in connection therewith, without any liability whatsoever on the part of Railroad.

         7. (a) It is understood between the parties hereto that the operations of Railroad at or near said FACILITIES involve some risk, and Licensee as part of the consideration for this license hereby releases and waives any right to ask for or demand damages for or account of loss of or injury to the FACILITIES (and contents thereof) of Licensee that are over, under, upon or in the property and facilities of Railroad including the loss of or interference with service or use thereof and whether attributable to the fault, failure or negligence of Railroad or otherwise.

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              (b) And Licensee also covenants and agrees to and shall at all times indemnify, protect and save harmless Railroad from and against all cost or expense resulting from any and all losses, damages, detriments, suits, claims, demands, costs and charges which the said Railroad may directly or indirectly suffer, sustain or be subjected to by reason or on account of the construction, placement, attachment, presence, use, maintenance, repair, alteration, renewal, relocation or removal of said FACILITIES in, on, about or from the premises of Railroad whether such losses and damages be suffered or sustained by Railroad directly or by its employees, patrons or licensees, or be suffered or sustained by other persons or corporations, including Licensee, its employees and agents who may seek to hold Railroad liable therefor, and whether attributable to the fault, failure or negligence of Railroad or otherwise, except when proved by Licensee to be due directly to the sole negligence of Railroad.

              (c) If a claim or action is brought against either party and for which the other party may be responsible hereunder in whole or in part, such other party shall be notified and permitted to participate in the handling or defense of such matter.

         8. All cost and expenses in connection with the construction, maintenance, repair, alteration, renewal, relocation and removal of said FACILITIES shall be borne by Licensee, and in the event of work being performed or material furnished by Railroad under the stipulated right to perform such work of construction, maintenance, repair, alteration, renewal, relocation or removal under any section hereof, Licensee agrees to pay to Railroad the actual cost of material plus the current applicable overhead percentages for storage, handling, transportation, purchasing and other related material management expenses and the actual cost of labor plus the current applicable overhead percentages as developed and published by the accounting department of Railroad for fringe benefits, payroll taxes, administration, supervision, use of tools, machinery and other equipment, supplies, employers liability insurance, public liability insurance, and other insurance, taxes and all other indirect expenses. It is to be understood that the aforementioned material and labor overhead charges are to be applied at the rates which are effective at the time of the performance of any work by employees of Railroad on the said FACILITIES. Licensee agrees to pay such bills within thirty (30) days of the presentation thereof by Railroad.

         9. Licensee shall, at its sole cost and expense, upon request in writing of Railroad, promptly change the location of said FACILITIES covered by this Agreement, where located over, upon or in the property and facilities of Railroad, to another location, to permit and accommodate changes of grade


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or alignment and improvement in or additions to the facilities of Railroad upon land now or hereafter owned or used by Railroad to the intent that said construction shall at all times comply with the terms and conditions of this Agreement with respect to the original construction; or in the event of the lease, sale or disposal of the premises or any part thereof encumbered by this license, then said Licensee shall make such adjustments or relocations in its FACILITIES as are over, upon or in the property and facilities of Railroad as may be required by said Railroad or its grantee; and if Licensee shall fail or refuse to comply therewith, then the duly authorized agents of Railroad may make such repairs or adjustments or changes in location and provide necessary material therefor.

         10. Upon termination of this Agreement or upon the removal or abandonment of the FACILITIES covered hereby, all the rights, title and interest of Licensee hereunder shall cease and determine, and this instrument shall thereupon become and be null and void, without any liability on the part of either party to the other party except only as to any liability accrued prior thereto, and Licensee shall remove its said FACILITIES and appurtenances from Railroad property, and right of way and all property of Railroad shall be restored in good condition and to the satisfaction of Railroad. If Licensee fails or refuses to remove its FACILITIES and appurtenances under the foregoing conditions, Railroad shall be privileged to do so at the cost and expense of Licensee, and Railroad shall not be liable in any manner to Licensee for said removal.

         11. In the event the FACILITIES consist of an underground occupation, Licensee will be responsible for any settlement caused to the roadbed, right of way and/or tracks, facilities and appurtenances of Railroad arising from or as a result of the installation of the said FACILITIES for a period of one (1) year subsequent to the date of completion of the installation, and Licensee agrees to pay to Railroad on demand the full cost and expense therefor.

         12. In the event the said FACILITIES consist of electrical power or communication wires and/or appurtenances, Licensee shall at all times be obligated promptly to remedy any inductive interference growing out of or resulting from the presence of its FACILITIES; and if Licensee should fail so to do, then Railroad may do so, and Licensee agrees to pay to Railroad on demand the full cost and expense therefor.

         13. As part of the consideration of the within Agreement, Licensee covenants and agrees that no assessments, taxes or charges of any kind shall be made against Railroad or its property by reason of the


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construction of said FACILITIES of Licensee, and Licensee further covenants and agrees to pay to Railroad promptly upon bills rendered therefor the full amount of any assessments, taxes or charges of any kind which may be levied, charged, assessed or imposed against Railroad or its property by reason of the construction and maintenance of said FACILITIES of Licensee.

         14. The rights conferred hereby shall be the privilege of Licensee only, and no assignment or transfer hereof shall be made, or other use be permitted than for the purpose stated on Page 1 without the consent and agreement in writing of Railroad being first had and obtained.

         15. This Agreement shall be terminable upon mutual consent of the parties hereto, provided that this Agreement may be terminated by Railroad upon the violation of any of the terms, covenants and conditions of this Agreement on the part of Licensee.

         16. This Agreement shall take effect as of the First day of September, 1992, subject to the provisions of Article "18".

         17. Anything herein contained to the contrary notwithstanding, there shall be no obligation on the part of Railroad to continue operation of the line of railroad in the vicinity of the FACILITIES to prevent the termination of Licensee's occupation rights at any crossing or occupation covered hereunder on account of an abandonment of line or service by Railroad; nor shall there be any obligation upon Railroad to perfect its title in order to continue in existence the said occupation rights after such abandonment of line or service.

         18. This Agreement will not become valid until the method of installation and all related matters have been approved by the Chief Engineer - Design and Construction of Railroad or his duly designated representative.

         19. Automobile mileage charges incurred by aforementioned Railroad inspectors, flagmen or watchmen in connection with the installation, maintenance, etc., of said FACILITIES will be based on allowances approved by the United States Government in effect at the time the expenses are incurred.

         20. This Agreement shall not be deemed or construed as transferring to Licensee any interest in the land of Railroad or any right in the nature of an interest in land, irrespective or any expenditure by Licensee for the FACILITIES.


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irrespective or any expenditure by Licensee for the FACILITIES.

The terms of this Agreement shall be binding and effective upon all the parties hereto, and unless and until terminated, as hereinbefore provided, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, subject, however, to the provisions of Article "14" of this Agreement.

         IN WITNESS WHEREOF, the said parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WITNESS:                                           CONSOLIDATED RAIL
                                                      CORPORATION

/s/ LEE B. MCGRAW                            BY: /s/ J.D. COSSEL
-------------------------------                  -------------------------------
                                                 J.D. Cossel
                                                 Chief Engineer
                                                 Design and Construction

WITNESS:                                     CAMDEN COGEN L.P.


/s/ SARAH DEVASE                             BY: Cogen Technologies Camden GP
-------------------------------                  Limited Partnership, its
                                                 general partner

                                                 BY: Cogen Technologies Camden,
                                                     Inc., its general partner

                                                     By /s/ R CARY MCNAIR JR.
                                                        ------------------------
                                                     Name: R Cary McNair Jr.
                                                          ----------------------
                                                     Title: Vice President
                                                           ---------------------


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                                 ACKNOWLEDGMENT

Commonwealth of PENNSYLVANIA            )
                                        : ss.:
County of PHILADELPHIA                  )

On this 17th day of September, 1992, before me a Notary Public, the undersigned officer, personally appeared J.D. Cossel, who acknowledged himself to be the Chief Engineer Design & Construction of Consolidated Rail Corporation, a corporation, and that he as such, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as Chief Engineer Design & Construction.

The full and actual consideration paid or to be paid for the transfer of title to realty evidenced by the within Agreement, as such consideration is defined in the License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations, Page 2, Paragraph 1, is $16,345.00.

                                            Signature /s/ WILLIAM HENRY SWANNER
              Notarial Seal                           --------------------------
   William Henry Swanner, Notary Public
    Philadelphia, Philadelphia County       Printed  William Henry Swanner
    My Commission Expires May 2, 1996                ---------------------------
                                                            Notary Public
Member, Pennsylvania Association of Notaries
                                            My commission expires: 5-2-96
                                                                   -------------

STATE OF TEXAS                          )
                                        : ss.:
COUNTY OF HARRIS                        )

BE IT REMEMBERED, that on this 14th day of September, 1992, in the County and State aforesaid, before me, the subscriber, a Notary Public of Harris County, Texas authorized to take acknowledgments and proofs in said County and State, personally appeared R. Cary McNair, Jr. who, I am satisfied is the person who signed the within instrument as Vice President of Cogen Technologies Camden, Inc., the corporation named therein, and he thereupon acknowledged that the within instrument signed by the corporation is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors, as a general partner on behalf of Cogen Technologies Camden GP Limited Partnership, a Delaware limited partnership, as a general partner on behalf of CAMDEN COGEN L.P., a Delaware limited partnership the partnership which executed the within instrument.

                                             Signature /s/ LINDA C. FOX
                  LINDA C. FOX                         -------------------------
          NOTARY PUBLIC, STATE OF TEXAS
[SEAL]        MY COMMISSION EXPIRES          Printed  Linda C. Fox
                  MAY 21, 1995                        --------------------------
                                                            Notary Public

                                             My commission expires: 5-21-95
                                                                    ------------


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